EXHIBIT 23A

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-44256, 333-35872, 333-59673, 33-49467, 33-49553, 333-02023, 33-50069, 333-26115, 33-62375 and 333-113415 of Westar Energy, Inc. on Form S-3; Nos. 333-02711, 333-56369, and 333-91720 of Westar Energy, Inc. on Form S-4; Nos. 333-93355, 333-70891, 33-57435, 333-13229, 333-06887, 333-20393, 333-20413 and 333-75395 of Westar Energy, Inc. on Form S-8; and No. 33-50075 of Kansas Gas and Electric Company on Form S-3 of our report dated March 5, 2004 (March 25, 2004 as to Note 32) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the changes in accounting principles as discussed in Notes 2, 5 and 18, and the restatement of the consolidated statements of cash flows discussed in Note 32) appearing in this annual report on Form 10-K/A of Westar Energy, Inc. for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Kansas City, Missouri

March 25, 2004